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                                                                   EXHIBIT 4.1

                      Certificate Evidencing Listed Shares
               Representing Limited Liability Company Interests in
                       ENBRIDGE ENERGY MANAGEMENT, L.L.C.


No. _______                                                _______ Listed Shares

      ENBRIDGE ENERGY MANAGEMENT, L.L.C., a Delaware limited liability company (the "Company"), hereby certifies that ___________________________________ (the
"Holder") is the registered owner of _______________________________ Listed Shares representing limited liability company interests in the Company (the "Listed Shares") transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The designations, preferences and relative, participating, optional or other special rights, powers and duties relating to the Listed Shares are set forth in, and this Certificate and the Listed Shares represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Liability Company Agreement of ENBRIDGE ENERGY MANAGEMENT, L.L.C., as amended, supplemented or restated from time to time (the "Agreement"). Copies of the Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 1100 Louisiana, Suite 3300, Houston, Texas 77002. Capitalized terms used herein but not defined shall have the meanings given to them in the Agreement.

      The Holder, by accepting this Certificate, is deemed to have (i) executed and agreed to comply with, and to become bound by, the Agreement; (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity, necessary to enter into the Agreement;
(iii) appointed any Person duly authorized by the Board of Directors to act as the true and lawful representative and attorney-in-fact of the Holder, in the name, place and stead of the Holder, to make, execute, sign, deliver and file
(a) any amendment of the Organizational Certificate, (b) any amendment to the Agreement, including any amendment to the Purchase Provisions, made in accordance with the terms of the Agreement, and (c) all such other instruments, documents and certificates that may from time to time be required by Law to effectuate, implement and continue the valid and subsisting existence of the Company or for any other purpose consistent with the Agreement and the transactions contemplated thereunder; (iv) given the powers of attorney provided for in the Agreement; and (v) made the waivers and given the consents and approvals contained in the Agreement.

      This certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent of the Listed Shares.

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Dated:___________________________



Countersigned and Registered by:    ENBRIDGE ENERGY MANAGEMENT, L.L.C.

MELLON INVESTOR SERVICES
as Transfer Agent and Registrar     By:_______________________________________
of the Listed Shares                            Authorized Officer


By:______________________________   By:_______________________________________
      Authorized Signature                      Authorized Officer





                            [Reverse of Certificate]

                                  ABBREVIATIONS


      The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - ___________________
TEN ENT - as tenants by the entireties                      (Cust)    (Minor)
JT TEN  - as joint tenants with right                     under Uniform Gifts to
          of survivorship and not as                 Minors Act of _____________
          tenants in common                                             (State)


      Additional abbreviations, though not in the above list, may also be used.



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                                   STOCK POWER

For Value Received, ___________________________________________ hereby sells, assigns and transfers unto______________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE, AND PLEASE INSERT SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE)

____________________ Listed Shares represented by the Certificate and does hereby irrevocably constitute and appoint __________________ as attorney-in-fact, to transfer the said Listed Shares on the books of the within named Company and with full power of substitution in the premises.


Dated:____________________________

NOTICE:

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.


__________________________________
(SIGNATURE)


__________________________________
(SIGNATURE)


THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

SIGNATURE(S) GUARANTEED BY:______________________________________________



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